Exhibit 99.1

Corporate Contact:

Karen A. Silva

Director of Investor Relations

BakBone Software, Inc.

858-795-7525

karen.silva@bakbone.com

BAKBONE ANNOUNCES NASD DECISION REGARDING OTCBB QUOTATION

SAN DIEGO, CA —February 11, 2005 —BakBone Software (TSX:BKB) (OTCBB:BKBOE) announced today that a panel of the NASD Board of Governors has denied BakBone’s request to continue to have its common stock quoted on the Over-the-Counter Bulletin Board (OTCBB) due to the Company’s failure to be current in its periodic reports with the Securities and Exchange Commission (SEC). Accordingly, shares of BakBone Software will stop trading on the OTCBB effective open of market on Monday, February 14, 2005.

In delivering its findings after a hearing that was held on February 9, 2005, the panel emphasized that BakBone’s failure to be current in its SEC filings and reports was the sole factor in the panel’s decision. BakBone is currently working to resolve certain outstanding issues in its historical financial statements for the fiscal year ended March 31, 2004 and fiscal quarter ended June 30, 2004, and to complete the review of its interim financial statements for the fiscal quarters ended September 30 and December 31, 2004.

Shares of BakBone Software will continue to trade in the United States on the Pink Sheets through designated market makers. At such time as BakBone has filed its delayed financial reports, any market maker for the Company can file a Form 211 with the NASD and trading will immediately resume on the OTCBB.

“While not ideal, the quotation on the Pink Sheets allows our stock to continue trading in the U.S.,” states John Fitzgerald, BakBone’s chief financial officer. “This move gives investors uninterrupted trading and liquidity as we continue to focus all of our internal efforts on the completion of our financial analysis and the subsequent filing of our financial statements.”

About BakBone Software, Inc.

BakBone Software is a leading international data protection solution provider that develops and distributes data backup, restore, and disaster recovery software for network storage and open-systems environments. BakBone delivers scalable solutions that address the complex demands of large enterprise environments, as well as small to medium size businesses. Founded in 2000, BakBone products are used by Fortune 1000 corporations and domestic and international government entities. Distributed through a select global network of OEM partners, resellers and solution providers, interested companies can learn more information about BakBone’s products and services at www.bakbone.com or email info@bakbone.com.

Safe Harbor

This press release contains forward-looking statements (including, without limitation, statements regarding the planned completion of BakBone’s historical and interim financial statements and the resumption of quotation of its common stock on the OTCBB) that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. The potential risks and uncertainties may include, but are not limited to, BakBone’s ability to resolve certain outstanding issues in its historical financial statements, complete the review of its interim financial statements, become current in its reporting with the SEC and have its common stock resume quotation on the OTCBB. Such forward-looking statements should be considered in the context of these and other risk factors disclosed in our most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in our current report filed with the Canadian Securities Administrators, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

BakBone, BakBone Software and the BakBone logo are all trademarks or registered trademarks of BakBone Software, Inc., in the United States and/or in other countries. All other brands, products or service names are or may be trademarks, registered trademarks or service marks of, and used to identify, products or services of their respective owners.